                                                                    Exhibit 20.3


                               IVANHOE MINES LTD.

                         Suite 654 - World Trade Centre

                                999 Canada Place

                      Vancouver, British Columbia, V6C 3E1

                            MANAGEMENT PROXY CIRCULAR



THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED TO THE COMMON SHAREHOLDERS ("SHAREHOLDERS") OF IVANHOE MINES LTD. (THE "CORPORATION") BY MANAGEMENT OF THE CORPORATION IN CONNECTION WITH THE SOLICITATION OF PROXIES TO BE VOTED AT THE ANNUAL GENERAL MEETING (THE "MEETING") OF THE SHAREHOLDERS TO BE HELD AT 10:00 A.M., LOCAL TIME, ON JUNE 12, 2003 IN THE TERMINAL CITY CLUB, FERGUSON/ATKINS ROOM, 837 WEST HASTINGS STREET, VANCOUVER, BRITISH COLUMBIA, AND AT ANY ADJOURNMENT THEREOF, FOR THE PURPOSES SET FORTH IN THE NOTICE OF MEETING. UNLESS OTHERWISE STATED, THIS MANAGEMENT PROXY CIRCULAR CONTAINS INFORMATION AS AT APRIL 15, 2003.

SOLICITATION OF PROXIES

The solicitation of proxies by management will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Corporation.

All costs of this solicitation will be borne by the Corporation.

APPOINTMENT OF PROXYHOLDERS

A shareholder entitled to vote at the Meeting may, by means of proxy, appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, to attend and act at the Meeting for the shareholder and on the shareholder's behalf.

The individuals named in the accompanying form of proxy are directors and/or officers of the Corporation. A SHAREHOLDER MAY APPOINT, AS PROXYHOLDER OR ALTERNATE PROXYHOLDER, A PERSON OR PERSONS OTHER THAN ANY OF THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY, AND MAY DO SO EITHER BY INSERTING THE NAME OR NAMES OF SUCH PERSONS IN THE BLANK SPACE PROVIDED IN THE ACCOMPANYING FORM OF PROXY OR BY COMPLETING ANOTHER SUITABLE FORM OF PROXY.

An appointment of a proxyholder or alternate proxyholders will not be valid unless a form of proxy making the appointment, signed by the shareholder or by an attorney of the shareholder authorized in writing, (a "Proxy") is deposited with CIBC Mellon Trust Company, by facsimile (604) 688-4301 or (416) 363 9524, by mail to P.O. Box 1900, Vancouver, B.C. V6E 3X1, or 200 Queens Quay East, Unit 6, Toronto, Ontario, M5A 4K9, or by hand, to Suite 1600, The Oceanic Plaza, 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 not less than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the Meeting or the adjournment thereof at which the Proxy is to be used.

REVOCATION OF PROXIES

A shareholder who has given a Proxy may revoke the Proxy

     (a) by depositing an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing

           (i) with CIBC Mellon Trust Company, not less than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the Meeting or the adjournment thereof at which the Proxy is to be used,

          (ii) at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or an adjournment thereof, at which the Proxy is to be used,

         (iii) with the chairman of the Meeting on the day of the Meeting or an adjournment thereof, or

     (b)  in any other manner provided by law.

A revocation of a Proxy will not affect a matter on which a vote is taken before the revocation.

EXERCISE OF DISCRETION

On a poll, the nominees named in the accompanying form of Proxy will vote or withhold from voting the shares represented thereby in accordance with the instructions of the shareholder. The Proxy will confer discretionary authority on the nominees named therein with respect to

     (a) each matter or group of matters identified therein for which a choice is not specified, other than the appointment of an auditor and the election of directors,

     (b)  any amendment to or variation of any matter identified therein, and

     (c)  any other matter that properly comes before the Meeting.

IN RESPECT OF A MATTER FOR WHICH A CHOICE IS NOT SPECIFIED IN THE PROXY, THE NOMINEES NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE SHARES REPRESENTED BY THE PROXY AT THEIR OWN DISCRETION FOR THE APPROVAL OF SUCH MATTER.

As of the date of this Management Proxy Circular, management of the Company knows of no amendment, variation or other matter that may come before the Meeting, but if any amendment, variation or other matter properly comes before the meeting, each nominee named in the accompanying form of Proxy intends to vote thereon in accordance with the nominee's best judgment.

VOTES NECESSARY TO PASS RESOLUTIONS

The Corporation's by-laws provide that a quorum for the transaction of business at the Meeting consists of at least one individual present and holding, or representing by proxy the holder(s) of, shares carrying in the aggregate not less than five percent (5%) of the shares entitled to vote at the Meeting.

Under the Yukon Business Corporations Act (the "YBCA") a majority of the votes cast by shareholders at the Meeting is required to pass an ordinary resolution and a majority of two-thirds of the votes cast at the Meeting is required to pass all special resolutions.

At the Meeting, shareholders will be asked to consider and, if deemed warranted, to pass an ordinary resolution, the full text of which is set out under "Particulars of Matters to be Acted Upon - Share Issue Resolution" in this Management Proxy Circular (the "Share Issue Resolution"), authorizing the Company to approve issues of equity securities in connection with Australian Stock Exchange listing rules for the period from December 9, 2003 until the date of the Corporation's Annual General Meeting in 2004.

The Share Issue Resolution is an ordinary resolution and as such, requires approval by a majority of the votes cast by shareholders at the Meeting.

Shareholders will also be asked to elect directors and appoint auditors for the ensuing year. If there are more nominees for election as directors or appointment as the Corporation's auditors than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

VOTING SHARES

The Corporation has an authorized capital consisting of an unlimited number of Common Shares without par value and an unlimited number of Preference Shares without par value.

As of April 15, 2003, the Corporation had issued 226,706,473 fully paid and non-assessable Common Shares without par value, each carrying the right to one vote. As of such date no Preference Shares were issued or outstanding.

A holder of record of one or more common shares on the securities register of the Corporation at the close of business on April 23, 2003 (the "Record Date") who either attends the Meeting personally or deposits a proxy in the manner and subject to the provisions described above will be entitled to vote or to have such share or shares voted at the Meeting, except to the extent that

     (a) the shareholder has transferred the ownership of any such share after the Record Date, and

     (b) the transferee produces a properly endorsed share certificate for, or otherwise establishes ownership of, any of the transferred shares and makes a demand to CIBC Mellon Trust Company no later than 10 days before the Meeting that the transferee's name be included in the list of shareholders in respect thereof.

NOTICE TO HOLDERS OF CHESS UNITS OF FOREIGN SECURITIES OVER COMMON SHARES TRADED ON THE AUSTRALIAN STOCK EXCHANGE

In Australia the "holders" of the Company's common shares traded on the Australian Stock Exchange may not actually hold the shares but rather CHESS Units of Foreign Securities ('CUFS'), a form of depositary receipt. The shares are held by the Company's depositary nominee, CHESS Depositary Nominees Pty Ltd ('CDN').

If you are a holder of CUFS you cannot vote personally at the meeting. However, you may direct CDN on how it should vote on the resolutions described in the Notice of

Meeting and Management Proxy Circular. If you do so, CDN will cast proxy votes in accordance with your directions. You are also permitted to attend the Meeting.

If you wish to direct CDN on how it should vote on the resolutions you should complete the attached 'Direction to CDN Form' and return it to Advanced Share Registry Services ("ASRS"), Level 7, 200 Adelaide Terrace, Perth, Western Australia, 6000, Australia (Telephone: +61 8 9221 7288, Facsimile: +61 8 9221
7869). You must complete the form and return it to ASRS by 5pm (Perth time) on 6 June 2003.

Please note that as a CUFS holder you must complete the 'Direction to CDN Form' not the Proxy form.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

The information set forth in this section is of significant importance to many holders of Common Shares as a substantial number of holders of Common Shares do not hold their Common Shares in their own name.

 Holders of Common Shares who do not hold their Common Shares in their own name (referred to in this Information Circular as "Beneficial Holders of Common Shares") should note that only proxies deposited by holders of Common Shares whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If the Common Shares are listed in an account statement provided to a holder of common Shares by a broker, then in almost all cases those shares will not be registered in the name of the holder of the Common Shares on the records of the Corporation. Such Common Shares will more likely be registered under the names of the holders' of Common Shares broker or an agent of that broker. In Canada, the vast majority of shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Holder of Common Shares. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker's clients. Therefore, Beneficial Holders of Common Shares should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Holders of Common Shares in order to ensure that their Common Shares are voted at the Meeting. The purpose of the Instrument of Proxy or other form of proxy supplied to a Beneficial Holder of Common Shares by its broker (or agent of the broker) is limited to instructing the registered holder of common Shares (the broker or agent of the broker) how to vote on behalf of the Beneficial Holder of common Shares. The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent Investor Communications Corporation ("IICC"). IICC typically mails a special proxy form to the Beneficial Holders of common Shares and asks Beneficial Holders of Common Shares to return such proxy forms to IICC. IICC then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A Beneficial Holder of Common Shares receiving a proxy form from IICC cannot use that proxy to vote Common Shares directly at the Meeting - the proxy must be returned to IICC well in advance of the Meeting in order to have the Common Shares voted at the meeting.

Although a Beneficial Holder of Common Shares may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his or her broker (or agent of the broker), a Beneficial Holder of Common Shares may attend at the Meeting as proxy holder for the registered holder of Common shares and vote the common Shares in that capacity. Beneficial Holders of common shares who wish to attend at the Meeting and indirectly vote their Common Shares as proxy holder for the registered holder of Common Shares should enter their own names in the blank space on the Instrument of Proxy provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

PRINCIPAL HOLDERS OF SECURITIES

To the knowledge of the directors and senior officers of the Corporation, the only persons who beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to the outstanding Common Shares of the Corporation, the approximate number of common shares so owned, controlled or directed and the percentage of voting shares of the Corporation represented by such shares and the share ownership by the current directors and senior officers of the Company as a group are:


NAME AND ADDRESS                    NUMBER OF SHARES OWNED,         PERCENTAGE OF
                                    CONTROLLED OR DIRECTED        SHARES OUTSTANDING
-------------------------------- ------------------------------- ---------------------
Robert M. Friedland
Hong Kong                                 100,758,334                   44.44%
-------------------------------- ------------------------------- ---------------------
Directors and Officers as a
group(1)                                 101,671,406(2)                 44.85%
-------------------------------- ------------------------------- ---------------------



(1) The directors and senior officers, as a group, hold 5,408,500 common shares issuable upon exercise of incentive stock options.

(2) Includes 100,758,334 shares held directly and indirectly by Robert M. Friedland.

ELECTION OF DIRECTORS

The Articles of the Corporation provide that the number of directors of the Corporation will be a minimum of 3 and a maximum of 9. The term of office of each of the current directors will end at the conclusion of the Meeting. Unless a director's office is earlier vacated in accordance with the provisions of the YBCA, each director elected will hold office until the conclusion of the next annual meeting of the corporation or, if no director is then elected, until a successor is elected.

The following table sets out the names of management's nominees for election as directors, all major offices and positions with the Corporation and any of its significant affiliates each now holds, each nominee's principal occupation, business or employment, the period of time during which each has been a director of the Corporation and the number of shares of the Corporation beneficially owned by each, directly or indirectly, or over which each exercised control or direction, as at April 15, 2003.


                                                                                     Period as a     Shares Beneficially
            Name and Position                Principal Occupation, Business or     Director of the    owned, controlled
                                                       Employment(1)                 Corporation      or directed(1)(2)
------------------------------------------ -------------------------------------- ------------------ ---------------------
ROBERT M. FRIEDLAND                        Chairman, Ivanhoe Mines Ltd. (March       March, 1994              100,758,334
Chairman, Chief Executive Officer,         1994 - present); Chairman and
President and Director                     President, Ivanhoe Capital
                                           Corporation
------------------------------------------ -------------------------------------- ------------------ ---------------------
R. EDWARD FLOOD(4)                         Deputy Chairman of the Corporation        March, 1994                  147,450
Deputy Chairman and Director               (May 1999 - present); Senior
                                           Analyst, Haywood Securities (May
                                           2000 - November 2001)
------------------------------------------ -------------------------------------- ------------------ ---------------------
GORDON L. TOLL                             Senior Vice-President, Ivanhoe            March, 1996                  322,500
Deputy Chairman and Director               Capital Corporation (December 1995 -
                                           present)
------------------------------------------ -------------------------------------- ------------------ ---------------------
JOHN WEATHERALL(3)(5)                      President, Scarthingmoor Assets           June, 1996                    50,500
Director                                   Management Inc.
                                           (January, 1996-present)
------------------------------------------ -------------------------------------- ------------------ ---------------------
KJELD THYGESEN(3)(4)(5)                    Managing Director of Lion Resource      February, 2001                     NIL
Director                                   Management (1989 - present)
------------------------------------------ -------------------------------------- ------------------ ---------------------
ROBERT HANSON(4)(5)                        Chairman of Hanson Capital Limited      February, 2001                     NIL
Director                                   (February 1998 - present);Chairman
                                           of Hanson Transport Group (1996 to
                                           present); Chairman of Hanson Pacific
                                           Limited (March 1994 - 1997);
                                           Director, Hanson PLC (1990-1997)
------------------------------------------ -------------------------------------- ------------------ ---------------------
MARKUS FABER(3)                            Managing Director, Marc Faber Ltd.      February, 2002                     NIL
Director                                   (1990 to present)
------------------------------------------ -------------------------------------- ------------------ ---------------------



(1) The information as to principal occupation, business or employment and shares beneficially owned, controlled or directed by a nominee is not within the knowledge of the management of the Corporation and has been furnished by the nominee.


(2) Does not include unissued common shares issuable upon the exercise of incentive stock options. See "Voting Shares".

(3)  Indicates members of the Audit Committee.

(4)  Indicates members of the Compensation and Benefits Committee.

(5)  Indicates members of Nominating and Corporate Governance Committee.

EXECUTIVE COMMITTEE

The Corporation does not have an Executive Committee of the Board of Directors.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Corporation at any time since the beginning of its last completed financial year, any proposed nominee for director of the Corporation or any associate or affiliate of the foregoing has any material interest, direct or indirect, in any matter to be acted upon at the Meeting, except as disclosed in this Information Circular.

PARTICULARS OF MATTERS TO BE ACTED UPON

SHARE ISSUE RESOLUTION

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, pass a resolution authorizing the issue by the Corporation of up to 50 million Equity Securities (in addition to any other securities issuable in compliance with the Australian Stock Exchange ("ASX") Listing Rules) to such allottees and at such issue price(s) determined by the directors as set out in this Management Proxy Circular, such issue(s) to take place, subject to any applicable ASX waiver, during the period between December 9, 2003 and the date of the Corporation's annual general meeting in 2004.

This resolution is to be effective if the Corporation is not exempt from ASX listing rule 7.1 (or its successor provisions) during such period by virtue of the grant by the ASX of an extension of the ASX waiver of listing rule 7.1 dated December 9, 2002 (the "Waiver") or otherwise. For purposes of this resolution, an "Equity Security" is a Common Share or a security or other right convertible into or exchangeable for a Common Share including a Common Share Purchase Warrant or a Special Warrant.

BACKGROUND

TORONTO STOCK EXCHANGE REQUIREMENTS IN RESPECT OF SHARE ISSUANCES

The Corporation's Common Shares have been listed on the TSX since June 1996, and, accordingly, the Corporation is subject to regulation under the rules and policies of the TSX Company Manual (the "TSX Code"), including TSX Code restrictions on the number of equity securities that may be issued pursuant to private placement transactions.

The TSX Code provides that the aggregate number of listed securities which are issued (or made subject to issuance) pursuant to a "private placement" transaction during any six month period may not exceed 25% of the number of securities of the issuer which are outstanding (on a non-diluted basis) prior to giving effect to such transaction without both TSX and shareholder approval. A "private placement" transaction is the issuance of treasury securities of a listed class (or convertible into a listed class) without Canadian prospectus disclosure or reliance on the exempting provisions of Canadian provincial securities legislation. Public offerings of securities by prospectus are not limited by any percentage restriction under the TSX Code.

The applicable provisions of the TSX Code referred to above are set out on Schedule A to this Management Proxy Circular.

AUSTRALIAN STOCK EXCHANGE REQUIREMENTS IN RESPECT OF SHARE ISSUANCES

The Common Shares of the Corporation have been listed on the ASX since September 1996 as a Foreign Exempt Listing. On July 1, 2002, as the result of a change in the policy of the ASX in respect of the listing of foreign companies on the ASX, the Corporation changed its listing category from an exempt listing to a full listing in order for the Corporation's Common Shares to remain listed on the ASX. Accordingly since July 1, 2002, the Corporation has been subject to the ASX Listing Rules applicable to all non-exempt listed companies, including a specific limitation on the ability of listed companies to raise equity capital without ongoing shareholder approvals.

ASX listing rule 7.1 restricts the ability of the Corporation to issue certain equity securities during any twelve month period to 15% of the outstanding Common Shares at the beginning of such period (subject to certain adjustments). This restriction will not apply to an issue of Equity Securities if the Corporation has received shareholder approval of the transaction or a specific exemption or waiver is applicable. Shareholder approval can be either prospective or, provided an issuance of shares is in compliance with the 15% limitation, in the form of a subsequent ratification. Unlike the TSX Code, the ASX listing rule restrictions include all issuances of "equity securities" of the Corporation, including public offerings by prospectus, unless a specific exemption is available under listing rule 7.2 or a waiver is received from the ASX. The principal exemption relevant to capital raising under the listing rule is a rights issue whereby new equity securities to be issued must first be offered pre-emptively to existing shareholders on a pro-rata basis.

The text of listing rules 7.1 through 7.5 is set out in Schedule B to the Management Proxy Circular.

WAIVER OF ASX LISTING RULE 7.1

Following July 1, 2002 the Corporation sought a number of waivers from the ASX in order to harmonise, as far as possible, the requirements of the ASX Listing Rules with the regulatory framework of the TSX and other Canadian regulators. One of the principal waivers sought by the Corporation was a conditional waiver from listing rule 7.1.

It is the Corporation's position that strict compliance with listing rule 7.1 restricts the Corporation's ability to raise capital in North American and other markets. Because North American capital raising practices do not typically involve pre-emptive offers to existing shareholders, but rely instead on rapid financing techniques designed to accelerate the completion of offerings to third parties, the effect of listing rule 7.1 is to oblige the Corporation to obtain ongoing shareholder approvals of specifiable tranches or specific transactional exemptions or waivers from the ASX in order to take advantage of market windows to raise equity capital.

Given North American capital market dynamics, the Corporation cannot rely on rights offerings to complete large equity offerings. This technique may be appropriate for companies based and principally operating in certain jurisdictions such as Australia, but North America capital raising practices rarely rely on this financing technique, the only significant capital raising exemption to the restrictions under ASX listing rule 7.1, absent a shareholders' meeting.

The Corporation is actively involved in ongoing exploration activities in Mongolia and elsewhere which require ongoing funding in order to continue development of such properties. Over the longer term, the Corporation will need to obtain additional funding for, or third party participation in, its undeveloped or partially developed properties to bring them into production. Accordingly the Corporation continually monitors the opportunity to raise additional equity capital as a method of funding its activities, provided market conditions are favourable. It is important for the Corporation and its shareholders for the Corporation to be in a position to respond to such market opportunities.

On December 9, 2002 following application and appeal procedures, the ASX granted the Corporation the Waiver from listing rule 7.1 for the period ending December 9, 2003. As a result of this Waiver, the Corporation is not required to obtain shareholder approval for issues of Equity Securities exceeding the 15% limit in listing rule 7.1 during this period. The Corporation is not seeking shareholder approval at the Meeting for issues of Equity Securities during the period ending December 9, 2003. During the period from July 1, 2002 to the date of this Circular the Company has raised Cdn.$134,536,280 through the issue of 41,296,000 Common Shares issued directly or issued or issuable upon exercise of a right of conversion of Equity Securities.

REASONS FOR SEEKING SHAREHOLDER APPROVAL AT THE MEETING

When the Waiver expires on December 9, 2003, the Corporation will again be subject to the restriction under listing rule 7.1 on issuing Equity Securities unless the Corporation receives a grant from the ASX of a further extension of the Waiver or is otherwise exempted from the provisions of listing rule 7.1. Management of the Corporation believe that it is important for the Corporation to have flexibility in its ability to raise capital, particularly since the Corporation is currently and expects to continue to be, engaged in capital-intensive exploration and development projects in Mongolia and elsewhere. Accordingly, it is management's current intention to apply to the ASX for an extension of the Waiver prior to its expiry or a new waiver, to further exempt the Corporation from listing rule 7.1 during the period from December 9, 2003 until the date of the Corporation's annual general meeting in 2004 (expected to be in June 2004).

The Corporation is proposing that at the Meeting the shareholders prospectively approve the issue of up to 50 million Equity Securities during the period from December 9, 2003 until the Corporation's annual general meeting in 2004. Such approval will not at this time satisfy the ASX listing rule requirements for shareholder approval of an issue of equity securities. Listing rule 7.3 requires the notice of the meeting at which approval will be sought to specify a date for issue of the securities, which must be a date within 3 months following the date of the shareholders meeting authorizing the issue of securities. Accordingly, even if the Share Issue Resolution is passed and effective in accordance with its terms, it will not at this time constitute effective prospective approval for the issue of specifiable tranches of securities for ASX listing rule purposes and a waiver from the requirements of listing rule 7.1 and/or 7.3 will be required. However management feels it is prudent to obtain shareholders approval for the Share Issue Resolution to support the Corporation's application for a waiver if this becomes necessary or advisable to avoid the necessity and expense of holding another shareholders meeting to authorize the issue of Equity Securities during the period between December 9, 2003 and the Corporation's annual general meeting in 2004. This proposed shareholder resolution is intended to be effective if the Corporation is not otherwise fully exempt from ASX listing rule 7.1 (or its successor provisions) during the period from December 9, 2003 until the Corporation's annual general meeting in 2004.

The Corporation will during such period continue to be subject to the TSX Code restrictions in respect of private placements of Equity Securities.

The contents of this Management Proxy Circular have not been endorsed by ASX at this time.

PARTICULARS IN RESPECT OF PROPOSED RESOLUTION

The following particulars relate to the proposed resolutions:

(i) The maximum number of Common Shares issuable either directly by the Corporation or upon exercise of a right of conversion of Equity Securities will be 50 million Common Shares;

(ii) Any Equity Securities issued pursuant to this Resolution will be issued between December 9, 2003 and the date of the Corporation's annual general meeting in 2004, expected to be in June, 2004;

(iii)The minimum issue price for each whole Common Share or underlying Common Share will be Cdn.$2 per Common Share or underlying Common Share. As a practical matter, Equity Securities issued by way of a private placement will not be issued for less than a 15% discount to market price in accordance with applicable TSX Code. Equity Securities issued by public offering would be determined by the Corporation based on prevailing market conditions and, if applicable, negotiation with underwriters;

(iv) Equity Securities issued under a private placement will be issued primarily to institutional or sophisticated investors in accordance with applicable North American or other securities laws. Equity Securities may also be issued to investors under an underwritten or best efforts public offering. Equity Securities may also be issued in connection with an acquisition by the Corporation to a vendor of assets. The persons to whom securities will be issued will be determined by the Directors of the Corporation. The names of the allottees are not known, with the Directors of the Corporation to use their absolute discretion in respect of any allotment. It is not anticipated that any director or their associates would participate in any such allotment in the absence of appropriate approvals;

(v) Equity Securities issuable with the specifiable tranche(s) if ASX grants either of the waivers contemplated by these resolutions would be Common Shares, or a security or other right convertible into, or exchangeable for, Common Shares including Common Share Purchase Warrants or Special Warrants.

     o Any Common Shares issued would be fully paid Common Shares ranking in parity to the other outstanding Common Shares of the Corporation.

     o A Common Share Purchase Warrant is a right exercisable by the holder to acquire a Common Share upon payment of minimum exercise price of Cdn.$2, and may be issued for no additional consideration at the time of issue.

     o Pursuant to applicable rules of the TSX, any Common Share Purchase Warrant issued in a private placement transaction will not be exercisable for an exercise price less than the closing market price of the underlying

          Common Share on the trading day preceding the date of stock exchange notification of the issue and may only be exercisable for five years from the date of issuance. A purchaser of Common Share Purchase Warrants would be entitled upon exercise to no more than one Common Share per Common Share Purchase Warrant, subject to adjustment provisions which would entitle the purchaser to adjust the number of Common Shares issuable in order to account for the effect of a stock dividend, share split or consolidation or other capital structure change affecting the Common Shares of the Corporation;

      o Special Warrants would be issued by private placement and subject to a minimum Cdn. $2 issue price per underlying Common Share. Special Warrants grant the holder (of Special Warrants) Common Shares upon exercise or deemed exercise of the Special Warrants, upon clearance of a prospectus with respect to the distribution of securities, without payment of additional consideration by the holders of the Special Warrants;

      o The Equity Securities may be issued in one or more transactions. The Corporation may, at the request of a purchaser or as required by applicable securities laws, prepare and file in British Columbia and other applicable jurisdictions a prospectus in connection with an issuance of Equity Securities;

      o The Equity Securities, or some of them, may be sold through underwriters or licensed brokers and the Corporation may pay negotiated underwriting or brokers commissions or finder's fees in accordance with applicable laws;

(vi) The intended use of proceeds raised is to fund drilling and exploration expenditures in respect of the Corporation's properties in Mongolia, to fund exploration activities in respect of the Corporation's other existing properties and properties acquired in the future, to fund the acquisition of additional properties or assets and for working capital and general corporate and administrative purposes.

(vii) Allotments of Equity Securities would occur progressively.

TEXT OF RESOLUTION

At the Meeting, the Shareholders will be asked to approve the Share Issue Resolution, the text of which is as follows:

      "RESOLVED that the Corporation is authorized to issue up to 50 million Equity Securities (in addition to any other securities issuable in compliance with Australian Stock Exchange ("ASX") Listing Rules) to such allottees and at such issue price(s) determined by the directors as set out in this Management Proxy Circular, such issue(s) to take place, subject to any applicable ASX waiver, during the period between December 9, 2003 and the date of the Corporation's annual general meeting in 2004. This resolution is to be effective if the Corporation is not exempt from ASX listing rule 7.1 (or its successor provisions) during such period by virtue of the grant by the ASX of an extension of the ASX waiver of listing rule 7.1 dated December 9, 2002 or otherwise. For purposes of this resolution, an "Equity Security" is a Common Share or a security or other right convertible into or exchangeable for a Common Share, including a Common Share Purchase Warrant or a Special Warrant".

VOTING EXCLUSION - The Corporation will disregard any votes cast on this resolution by (i) persons who may participate in the proposed issue and (ii) persons who might obtain a benefit if this resolution is passed, except a benefit solely in the capacity of a holder of Common Shares, and (iii) any associates of those persons. However, the Corporation need not disregard a vote if: it is cast by the person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

APPOINTMENT OF AUDITORS

Deloitte & Touche, Chartered Accountants, will be nominated at the Meeting for re-appointment as auditors of the Corporation at a remuneration to be fixed by the directors. Deloitte & Touche have been auditors of the Corporation since January 1995.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Other than as disclosed below or elsewhere in this Management Proxy Circular, no insider and no associate or affiliate of any such insider, has any material interest, direct or indirect, in any material transaction since the commencement of the Corporation's last financial year or in any proposed transaction, which, in either case, has materially affected or would materially affect the Corporation, other than as set out below.

The Corporation is a party to cost sharing agreements with other companies in which Robert M. Friedland has a material direct or indirect beneficial interest. Through these agreements, we share office space, furnishings, equipment and communications facilities in Vancouver, Singapore and London and an aircraft on a cost recovery basis. The Corporation also shares the costs of employing administrative and non-executive management personnel in these offices. During the year ended December 31, 2002, our share of these costs was US$5,143,000. The companies with which the Corporation is a party to the cost sharing agreements, and Mr. Friedland's ownership interest in each of them, are as follows:


                                                       R.M. FRIEDLAND
COMPANY NAME                                           OWNERSHIP INTEREST
------------                                           ------------------
Ivanhoe Energy Inc.                                          32.17%
Ivanhoe Capital Corporation                                 100.00%
African Minerals Ltd.                                        54.58%


EXECUTIVE COMPENSATION

In accordance with the requirements of applicable securities legislation in Canada, the following executive compensation disclosure is provided in respect of the Company's Chief Executive Officer as at December 31, 2002, and each of the four most highly compensated executive officers ("Named Executive Officers") whose annual compensation exceeded $100,000 in the year ended December 31, 2002. During the year ended December 31, 2002, the aggregate compensation paid to all officers of the Company who received more than $40,000 in aggregate compensation during such period was US$1,120,730.

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation paid during the years ending December 31, 2000, 2001 and 2002 to each of the Named Executive Officers of the Corporation.



                                               Annual Compensation                    Long Term Compensation
                                          --------------------------------       --------------------------------
                                                                                        Awards            Payouts
                                                                                 -----------------------  -------
                                                                                 Securities   Restricted
                                                                   Other           Under       Shares or
                                                                   Annual         Options/    Restricted                All Other
                                                                   Compen-          SARs         Share       LTIP        Compen-
Name and                                   Salary      Bonus       sation          Granted       Units       Payout      sation
Principal Position              Year       (US$)       (US$)       (US$)(1)          (#)         (US$)       (US$)       (US$)(2)
------------------              ----       ------      -----       --------      ----------   ----------     ------      --------
DANIEL KUNZ                     2002      200,000        -              -              -            -           -        9,740
President                       2001      250,000        -              -         1,578,000         -           -        9,740(7)
                                2000      200,000     35,000            -              -            -           -        9,740(7)
------------------------------------------------------------------------------------------------------------------------------------
GORDON TOLL                     2002      201,267        -              -              -            -           -        3,330
Deputy Chairman                 2001      202,593        -              -              -            -           -        3,330(7)
                                2000        N/A
------------------------------------------------------------------------------------------------------------------------------------
EDWARD C. ROCHETTE              2002      160,102        -        17,092(3)            -            -           -        3,300
Senior Vice-President           2001      156,619        -        15,471(3)(7)      682,500         -           -        3,300(7)
Legal and Administration        2000      143,628        -        38,365(3)(7)         -            -           -        3,300(7)
------------------------------------------------------------------------------------------------------------------------------------
DOUGLAS KIRWIN                  2002      150,000    65,000(4)    44,877(5)            -            -           -        6,718
Senior Vice-President           2001      150,000        -        39,773(5)(7)      182,500         -           -        4,750(7)
Exploration                     2000      109,200        -        38,597(5)(7)         -            -           -        4,750(7)
------------------------------------------------------------------------------------------------------------------------------------
JAIME TRONCOSO                  2002      150,000        -        70,847(6)            -            -           -           -
Vice-President,                 2001      150,000        -        73,103(6)(7)      176,667         -           -           -(7)
Kazakhstan                      2000      150,000        -        89,580(6)(7)         -            -           -           -
------------------------------------------------------------------------------------------------------------------------------------

(1) Perquisites and benefits do not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus for any of the Named Executive Officers except where numbers are disclosed in this column.

(2)  Includes share purchase plan contributions and life insurance premiums.

(3) Mr. Rochette's other annual compensation included medical and dental premiums of $13,096 (2002), $11,388 (2001) and $34,948 (2000).

(4) Mr. Kirwin received a bonus in 2002 of $65,000 which was applied to repay a loan from the Company to pay the mortgage on his home. The loan was forgiven in 2002 although for accounting purposes the amount was booked in 2001.

(5) Mr. Kirwin's other annual compensation includes a housing allowance of $36,000 in each of 2002, 2001 and 2000.

(6) Mr. Troncoso's other annual compensation includes a housing allowance of $27,750 (2002), $27,375 (2001) and $27,450 (2000), and tax gross up allowance of $40,407 (2002), $42,328 (2001) and $60,173 (2000).

(7)  Reflects adjustment from previous disclosure.

LONG TERM INCENTIVE PLAN

The Corporation does not presently have a long-term incentive plan for its executive officers.

OPTIONS/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

There were no options or stock appreciation rights granted to any of the Named Executive Officers in the financial year ended December 31, 2002.

AGGREGATED OPTION EXERCISES

Other than as described below, no options or stock appreciation rights were exercised during the year ended December 31, 2002 by the Named Executive Officers.

                                                                                             Value of Unexercised in the
                           Securities      Aggregate          Unexercised Options at              Money Options at
                           Acquired on       Value               December 31, 2002                December 31, 2002
Name                        Exercise       Realized         (Exercisable/Unexercisable)     (Exercisable/Unexercisable)
----                       -----------     ---------        ---------------------------     -----------------------------
Daniel Kunz                 872,000        $1,370,080                  0/578,000                      0/$1,173,340
Edward Rochette             100,000          $181,625            310,375/239,625                 $605,061/$486,439

OPTION AND SAR REPRICING

No options or stock appreciation rights were repriced during the year ended December 31, 2002.

DEFINED BENEFIT AND PENSION PLANS

The Corporation does not presently provide any defined benefit or pension plan for its directors, executive officers or employees.

EMPLOYMENT CONTRACTS

The Company does not have an employment contract with any of the Named Executive Officers.

COMPENSATION COMMITTEE

During the year ended December 31, 2002, the Compensation and Benefits Committee was comprised of Messrs R. Edward Flood, Kjeld Thygesen and Robert Hanson. Mr. Flood, as Deputy Chairman of the Company is an officer and employee of the Company. Messrs Thygesen and Hanson are both independent directors of the Company.

Directors who were officers or employees of the Company during the financial year ended December 31, 2002, were: Mr. Robert Friedland - Chairman, Mr. R. Edward Flood - Deputy Chairman, Mr. Gordon L. Toll - Deputy Chairman, Mr. Daniel Kunz - President.

REPORT ON EXECUTIVE COMPENSATION

The Corporation's executive compensation program is administered by the Compensation and Benefits Committee. The basic philosophy underlying the Corporation's executive compensation program is that the interests of the Corporation's executive officers should be aligned as closely as possible with the interests of Ivanhoe and its shareholders as a whole. Compensation for the Corporation's senior executive officers is, accordingly, designed to reflect the following considerations: to provide a strong incentive to management to achieve the Corporation's corporate goals each year; to ensure that the interests of management and of the Corporation's shareholders are aligned; and to enable the Corporation to attract, retain and motivate executives of the calibre necessary to successfully develop and operate the Corporation's business.

The compensation that the Corporation's executive officers receive generally consists of cash, equity and equity incentives. Typically, base salary comprises the entire cash component of each senior executive officer's compensation. The Corporation does not maintain a pension plan or other long term compensation plan for its executive officers and, generally, does not pay cash bonuses. Compensation over and above base salary usually takes the form of incentive stock options but can also include bonus awards of fully paid common shares of the Corporation.

The relative emphasis on the various compensation components is variable and tends not to be comparable year over year. Although the cash component of overall compensation tends to remain relatively consistent, the equity and equity incentive component, being entirely within the discretion of the board of directors, can fluctuate significantly from one year to another. Factors influencing the nature and scope of equity compensation and equity incentives awarded in a given year include: awards made in previous years and, particularly in the case of equity incentives, the number of stock options that remain outstanding and exercisable from grants in previous years and the exercise price and the remaining exercise term of those outstanding stock options. During 2002, the Corporation did not grant any incentive stock options to its executive officers. Accordingly, the relative emphasis in 2002 was entirely on cash compensation.

The Corporation's compensation policy is based on the proposition that some element of the compensation for the Corporation's executive officers should be tied to the risks and rewards of owning the Corporation's common shares and that stock options can create a strong incentive to build shareholder value. The Compensation and Benefits Committee oversees and sets the general guidelines and principles for the compensation packages for senior management. As well, the Compensation and Benefits Committee assesses the individual performance of the Corporation's senior executive officers and makes recommendations to the board of directors. Based on these recommendations, the board of directors makes decisions concerning the nature and scope of the compensation to be paid to the Corporation's senior executive officers over and above their base salaries. Although the base salaries of executive officers may be reviewed from time to time on an ad hoc basis, the Compensation and Benefits Committee does not, as a matter of course, review base salaries on an annual basis.

The specific relationship of corporate performance to executive compensation under the Corporation's executive compensation program is created exclusively through equity compensation mechanisms. Incentive stock options, which vest and become exercisable with the passage of time, link the bulk of the Corporation's equity-based executive compensation to shareholder return, measured by increases in the market price of the Corporation's common shares. From time to time, the Board of Directors also makes discretionary bonus awards of common shares to the Corporation's employees, including the Corporation's executive officers. Such awards are intended to recognize extraordinary contributions to the achievement of corporate objectives or the fulfillment of defined business development goals and milestones tied to pre-determined equity incentives.

The compensation paid to the Corporation's Chief Executive Officer for the fiscal year ended December 31, 2002 was based on the same basic factors and criteria used to determine executive compensation generally. The Corporation's former Chief Executive Officer left the Corporation in early 2003 to become the chief executive officer of an associated mining company in which the Corporation holds a significant interest. The cash compensation paid to the Corporation's former Chief Executive Officer reflected the Compensation and Benefits Committee's views as to what constituted a fair and reasonable base salary for an executive with his skills, expertise and experience having due regard to the nature and stage of development of the Corporation's business.

In assessing the cash compensation paid to the Chief Executive Officer, the members of the Compensation Committee drew primarily upon their collective experience in the mining and mining finance industries industry experience. As a source of comparison, the Compensation and Benefits Committee reviewed the rates of publicly reported cash compensation paid to other chief executive officers of intermediate mining development and exploration companies considered by the Compensation and Benefits Committee to be the Corporation's industry peers. These companies included Bema Gold Corporation, Breakwater Resources Ltd., First Quantum Minerals Ltd. and Southernera Resources Limited. The cash compensation paid to our former Chief Executive Officer was in the median range of cash compensation paid to chief executive officers among the members of the Corporation's industry peer group. The Compensation and Benefits Committee did not use a peer comparison in assessing equity compensation. The Corporation's current Chief Executive Officer, who is also the Corporation's largest shareholder, does not receive a salary or any other cash compensation for acting as such. He is, however, eligible to receive equity compensation and equity incentives.

The former Chief Executive Officer's compensation during 2002 consisted solely of base salary and standard employee benefits. He did not receive any cash or equity bonus nor any additional incentive stock options. Accordingly, there was no measurable relationship between the Corporation's performance, as reflected in the Corporation's share price, the Corporation's financial results or the development of the Corporation's business, and the former Chief Executive Officer's compensation. The value of the equity component of the Chief Executive Officer's compensation, consisting solely of incentive stock options granted before 2002, was exclusively determined with reference to the Corporation's performance as measured by the appreciation or decline in the market price of the Corporation's common shares.

Submitted on behalf of the Compensation and Benefits Committee:

                  R. Edward Flood
                  Robert Hanson
                  Kjeld Thygesen

PERFORMANCE GRAPH

The following graph compares the cumulative shareholder return on a $100 investment in Common Shares of the Corporation to a similar investment in companies comprising the S&P/TSX Total Return Index, including dividend reinvestment, for the period December 31, 1997 to December 31, 2002.

                                  (LINE GRAPH)

COMPENSATION OF DIRECTORS

Currently no fixed compensation is paid to directors of the Corporation for acting as such, although all directors have been granted stock options. The directors may be reimbursed for actual expenses reasonably incurred in connection with the performance of their duties as directors.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

Other than "routine indebtedness" as that term is defined in applicable securities legislation, no director or senior officer of the Corporation, or associate or affiliate of any such director or senior officer, is or has been indebted to the Corporation since the beginning of the last completed financial year of the Corporation.

CORPORATE GOVERNANCE

The Board considers good corporate governance practices as an important factor in the continued and long term success of the Corporation by helping to maximize shareholder value over time.

The rules and policies of the TSX require corporations listed on the TSX to disclose their corporate governance practices with reference to a series of guidelines for effective corporate governance (the "TSX Guidelines") adopted by the TSX.

RECENT DEVELOPMENTS

Canadian securities regulators and the TSX are currently engaged in a review of corporate governance standards applicable to Canadian public companies. In April of 2002, the TSX published for public comment proposed changes to its corporate governance standards. Following the enactment in the United States of the Sarbanes-Oxley Act of 2002, the TSX initiated a review of its proposed standards in light of new U.S. legislation. While the review continues, TSX-listed companies have been advised by the TSX to disclose their corporate governance practices against current TSX guidelines, although they may, at their discretion, provide additional disclosure in reference to the proposed amendments.

The Canadian Securities Administrators have also undertaken a review of corporate governance requirements. The Ontario Securities Act has been amended effective April 7, 2003, granting the Ontario Securities Commission rule-making authority with respect to the functioning and responsibilities of audit committees and other certain corporate governance matters. The form of such rules has not yet been released.

The ASX Corporate Governance Council has also recently released best practice recommendations for corporations listed on the ASX which will apply in respect of the Corporation's financial year commencing January 1, 2004. The Corporation has commenced reviewing its corporate governance practices against these recommendations.

Although the introduction by the TSX of certain corporate governance listing standards (the "Proposed TSX Listing Standards") and certain amendments to its corporate governance guidelines (the "Proposed TSX Amendments") have not yet advanced past the proposal stage, the Corporation has begun the process of conforming its governance standards to those being proposed.

The Corporation has recently undertaken a comprehensive review of its corporate governance practices in light of the developing TSX standards as well as the corporate governance and best practice standards in Canada, the U.S. and Australia. Consequently, the Board has recently;

     i.   approved and adopted a new mandate for the Board;

     ii. created the position of "lead director" with specific responsibility for maintaining the independence of the Board and ensuring the Board carries out its responsibilities contemplated by the Proposed TSX Amendments;

     iii. appointed a Nominating and Corporate Governance Committee consisting solely of outside and unrelated directors (as such terms are defined in the TSX Guidelines and Proposed TSX Amendments);

     iv. determined to make a change to the directors appointed to the Compensation and Benefits Committee to consist solely of outside unrelated directors, such change to be made upon the election or appointment of an additional outside independent director to the Board;

     v. commissioned each of the Corporation's board committees, being the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee, to formalize their mandates in charters for approval by the Board;

     vi. formalized the Company's existing management committee responsible for disclosure matters as the Corporation's Disclosure Committee, with the mandate to oversee the Corporation's disclosure practices; and

     vii. determined to adopt a formal Code of Business Conduct and Ethics and for the Corporation that governs the behavior of directors, officers and employees.

BOARD COMPOSITION

The TSX Guidelines recommend that a majority of the directors of a corporation be "unrelated" directors. An "unrelated" director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding.

The Proposed TSX Amendments provide that an unrelated director is an outside director (being a director that is not a member of management) and is free from any interest and any business, family or other relationship which could reasonably be perceived to materially interfere with the director's ability to act with a view to the best interests of the issuer other than interests and relationships arising solely from holdings in the issuer; and who (a) is not currently, or has not been within the last three years, an officer, employee of or material service provider to the issuer or any of its material subsidiaries or affiliates; and (b) is not an officer, employee or controlling shareholder of an entity that has a material business relationship with the issuer.

A total of seven persons have been nominated for election as directors at the Meeting. The Board has determined that if all such nominees are elected, the Board will consist of four unrelated directors in John Weatherall, Markus Faber, Robert Hanson and Kjeld Thygesen and three related directors in Robert Friedland, Ed Flood and Gordon Toll, applying the definitions in both the TSX Guidelines and the Proposed TSX Amendments. Each of Messrs. Friedland, Flood and Toll are related directors in their capacities as senior officers of the Corporation and/or one or more of its subsidiaries and members of management.

The TSX Guidelines provide that if an issuer has a significant shareholder which the TSX Guidelines define as "a shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors", in addition to a majority of unrelated directors, the Board should include a number of directors who do not have interests in or relationships with either the Corporation or the significant shareholder and which fairly reflects the investment in the Corporation by shareholders other than the significant shareholder.

The Corporation does not have a "significant shareholder", as defined in the TSX Guidelines. However, the Chairman and Chief Executive Officer of the Corporation holds approximately 44.44% of the Corporation's voting securities as of the date of this Circular. The Board has determined that the Corporation currently has four of seven directors in John Weatherall, Markus Faber, Robert Hanson and Kjeld Thygesen, who are unrelated as such term is defined under the TSX Guidelines and the Proposed TSX Amendments to both the Corporation and its Chairman and Chief Executive Officer. Accordingly, if the shareholders elect the individuals proposed for election in the Circular, four of the seven members of the Board shall be unrelated.

The directors of the Corporation are satisfied with the size and composition of the Board and believe that the current Board composition results in a balanced representation on the Board of Directors among management, unrelated directors, the Corporation's major shareholder. While the board functions effectively given the Corporation's stage of development and the size and complexity of its business, the Board, through its Nominating and Corporate Governance Committee, will continue to seek qualified candidates to augment its experience and expertise and to enhance the Corporation's ability to effectively develop its business interests.

MANDATE OF THE BOARD

Under the Business Corporations Act (Yukon), the directors of the Corporation are required to manage the Corporation's business and affairs, and in doing so to act honestly and in good faith with a view to the best interests of the Corporation. In addition, each director must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Board of Directors is responsible for supervising the conduct of the Corporation's affairs and the management of its business. The Board's mandate includes setting long term goals and objectives for the Corporation, to formulate the plans and strategies necessary to achieve those objectives and to supervise senior management in their implementation. Although the Board delegates the responsibility for managing the day to day affairs of the Corporation to senior management personnel, the Board retains a supervisory role in respect of, and ultimate responsibility for, all matters relating to the Corporation and its business.

The Board's mandate requires that the Board be satisfied that the Corporation's senior management will manage the affairs of the Corporation in the best interest of the shareholders, in accordance with the Corporation's principles, and that the arrangements made for the management of the Corporation's business and affairs are consistent with their duty described above. The Board is responsible for protecting shareholder interests and ensuring that the incentives of the shareholders and of management are aligned. The obligation of the Board must be performed continuously, and not merely from time to time, and in times of crisis or emergency the Board may have to assume a more direct role in managing the affairs of the Corporation.

In discharging this responsibility, the Board's mandate provides that the Board oversees and monitors significant corporate plans and strategic initiatives. The Board's strategic planning process includes annual and quarterly budget reviews and approvals, and discussions with management relating to strategic and budgetary issues. The Board also devotes at least one meeting per year to be devoted substantially to review of strategic plans proposed by management.

The Board reviews the principal risks inherent in the Corporation's business, including financial risks through periodic reports from management of such risks, in conjunction with its review of operations and risk issues at each Board meeting, at which time the Board assesses the systems established to manage those risks. Directly and through the Audit Committee, the Board also assesses the integrity of the internal financial control and management information systems.

In addition to those matters that must, by law, be approved by the Board, the Board is required under its mandate to approve annual operating and capital budgets, any material dispositions, acquisitions and investments outside of the ordinary course of business or not provided for in the approved budgets, long-term strategy, organizational development plans and the appointment of senior executive officers. Management is authorized to act, without Board approval, on all ordinary course matters relating to the Corporation's business.

The mandate provides that the Board also expects management to provide the directors on a timely basis with information concerning the business and affairs of the Corporation, including financial and operating information and information concerning industry developments as they occur, all with a view to enabling the Board to discharge its stewardship obligations effectively. The Board expects management to efficiently implement its strategic plans for the Corporation, to keep the Board fully apprised of its progress in doing so and to be fully accountable to the Board in respect to all matters for which it has been assigned responsibility.

The Board has instructed management to maintain procedures to monitor and promptly address shareholder concerns and has directed and will continue to direct management to apprise the Board of any major concerns expressed by shareholders.

Each Committee of the Board is empowered to engage external advisors as it sees fit. Any individual director is entitled to engage an outsider advisor at the expense of the Corporation provided such director has obtained the approval of the Nominating and Corporate Governance Committee to do so.

MEETINGS OF THE BOARD

The Board holds regular annual and quarterly meetings. Between the quarterly meetings, the board meets as required, generally by means of telephone conferencing facilities. As part of the annual and quarterly meetings, the independent directors also have the opportunity to meet separate from management. Management also communicates informally with members of the Board on a regular basis, and solicits the advice of the Board members on matters falling within their special knowledge or experience.

BOARD COMMITTEES

The Corporation has an Audit Committee, a Compensation and Benefits Committee and a Nominating and Corporate Governance Committee.

AUDIT COMMITTEE

The mandate of the Audit Committee is to oversee the Corporation's financial reporting obligations, systems and disclosure, including monitoring the integrity of the Corporation's financial statements, monitoring the independence and performance of the Corporation's external auditors and acting as a liaison between the Board and the Corporation's auditors. The activities of the Audit Committee typically include reviewing interim financial statements and annual financial statements, ensuring that internal controls over accounting and financial systems are maintained and that accurate financial information is disseminated to shareholders, reviewing the results of internal and external audits and any change in accounting procedures or policies, and evaluating the performance of the Corporation's auditors. The Audit Committee communicates directly with the Corporation's external auditors in order to discuss audit and related matters whenever appropriate.

The Audit Committee currently consists of Messrs. Faber, Weatherall and Thygesen, all of whom are outside directors, as required by the TSX Guidelines and unrelated directors, as contemplated by the Proposed TSX Listing Standards and the Proposed TSX Amendments.

COMPENSATION AND BENEFIT COMMITTEE

The role of the Compensation Committee is primarily to review the adequacy and form of compensation of senior management and the directors with such compensation realistically reflecting the responsibilities and risks of such positions, to administer the Corporation's Employees' and Directors' Equity Incentive Plan, to determine the recipients of, and the nature and size of share compensation awards granted from time to time and to determine the remuneration of executive officers and to determine any bonuses to be awarded.

The Compensation and Benefits Committee currently consists of Messrs. Thygesen, Hanson and Flood, of which Messrs. Thygesen and Hanson are unrelated directors, and Mr. Flood is a related director. The Board has determined to appoint a new unrelated director in the place of Mr. Flood on this committee, such change to be made once an additional outside independent director is elected or appointed to the Board. Once this occurs, the composition of the Compensation and Benefits Committee will align with the Proposed TSX Amendments.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee is responsible for making recommendations to the Board with respect to developments in the area of corporate governance and the practices of the Board. Consistent with the Proposed TSX Guidelines, the Nominating and Corporate Governance Committee has expressly assumed responsibility for developing the Corporation's approach to governance issues. The Committee is also responsible for reporting to the Board with respect to appropriate candidates for nominations to the Board, for overseeing the execution of an assessment process appropriate for the Board and its committees for evaluating the performance and effectiveness of the Board.

The Nominating and Corporate Governance Committee of the Board currently consists of Messrs. Weatherall, Hanson, and Thygesen of which Messrs. Thygesen is chairman of the committee, in addition to being the Corporation's lead director. All of such directors are outside unrelated directors.

ALIGNMENT WITH THE EXCHANGE GUIDELINES OF THE TSX

The Corporation's statement of corporate governance practices is set out in Schedule "C" to this Circular. In addition to indicating how the Corporation's governance practices align with the TSX Corporate Governance Guidelines ("TSX Guidelines"), the statement describes those governance practices with reference to the Proposed TSX Listing Standards and the Proposed TSX Amendments.

OTHER BUSINESS

Management of the Corporation is not aware of any matter to come before the Meeting other than the matters referred to in the Notice of the Meeting.

DIRECTORS' APPROVAL

The contents of this Management Proxy Circular and its distribution to shareholders have been approved by the Board of Directors of the Corporation.

DATED at Vancouver, British Columbia, as of the 15th day of April, 2003.

BY ORDER OF THE BOARD

"BEVERLY A. BARTLETT"
CORPORATE SECRETARY

                                  SCHEDULE "A"

                               TSX CODE PROVISIONS

SCOPE OF THE PRIVATE PLACEMENT REQUIREMENTS

SEC. 618. The Exchange defines the term "private placement" as an issuance of treasury securities without prospectus disclosure, in reliance on the exempting provisions of clause (b) of section 72(1) of the Ontario Securities Act, or section 2.3 of Ontario Securities Commission Rule 45-501, Exempt Distributions, or equivalent legislation of another jurisdiction. In certain circumstances, however, the Exchange may consider it appropriate to apply the rules set out in Sections 619 to 622 to other types of transactions.

     Sections 619 to 621 are not applicable to private placements of securities which are neither of a class listed on the Exchange nor convertible into securities of a class listed on the Exchange.

     Sections 619, 620 and 622 are not necessarily applicable to private placement transactions which, in the opinion of the Exchange, have not been negotiated at arm's length. Each non-arm's length transaction is considered on its own merits.

SIZE OF TRANSACTION

SEC. 620.

(a) Subject to paragraphs (b) and (c), the aggregate number of securities of a listed issue which are issued or made subject to issuance pursuant to private placement transactions during any six-month period must not exceed 25% of the number of securities of the issue which are outstanding (on a non-diluted basis) prior to giving effect to such transactions.

(b) The Exchange will give consideration to requests by listed companies to exceed the 25% limit referred to in paragraph (a), but only on condition that approval of the shareholders be obtained.

(c) If the listed company has more than one outstanding class of participating securities, the Exchange may, in appropriate circumstances, regard the separate classes as a single class for the purposes of paragraph (a).

(d) In the case of a private placement of convertible securities, or where warrants are issued to a private placement purchaser, the underlying securities will be regarded as being "subject to issuance", for the purposes of paragraph (a), at the time of the closing of the private placement transaction, regardless of when the right of conversion or exercise commences.

(e) Where the number of securities of a listed issue which would be issued or made subject to issuance pursuant to a proposed private placement transaction (or series of related transactions) would exceed 100% of the number of securities of the issue which are outstanding (on a non-diluted basis) prior to giving effect to the transaction, reference should be made to Sections 699.10 to 699.15 respecting "backdoor listings".

                                  SCHEDULE "B"

                         SECTION 7.1 TO 7.5 OF ASX RULES

ISSUES EXCEEDING 15% OF CAPITAL

7.1 Without the approval of holders of ordinary securities, an entity must not issue or agree to issue more equity securities than the number calculated according to the following formula.


(A x B) - C


A = The number of fully paid ordinary securities on issue 12 months before the date of issue or agreement,

o plus the number of fully paid ordinary securities issued in the 12 months under an exception in rule 7.2,

o plus the number of partly paid ordinary securities that became fully paid in 12 months,

o plus the number of fully paid ordinary securities issued in the 12 months with approval of holders of ordinary securities under this rule,

o less the number of fully paid ordinary securities cancelled in the 12 months.

B =  15%

C = The number of equity securities issued or agreed to be issued in the 12 months before the date of issue or agreement to issue but not under an exception in rule 7.2 or with approval under this rule.

     7.1.1 - 7.1.3 [REPEALED]

7.1.4 In working out the number of equity securities that an entity may issue or agree to issue, and the number of equity securities in "C", the following rules apply.

(a) If the equity securities are fully paid ordinary securities, each security is counted as one.

(b) If the equity securities are convertible into ordinary securities or are partly paid securities, each security is counted as the maximum number of fully paid ordinary securities into which it can be converted or paid up.

(c)  In any other case, each security is counted as ASX decides.

7.1.5 The following rules apply regarding issues of equity securities or agreements to issue equity securities.

(a) An agreement to issue equity securities that is conditional on holders of ordinary securities approving the issue before the issue is made is not treated as an agreement. If an entity relies on this rule it must not issue the equity securities without approval.

(b) In working out if there is an issue of equity securities the sale or reissue of forfeited equity securities is treated as an issue of equity securities.

7.1.6 In working out the number of fully paid ordinary securities on issue 12 months before the date of issue or agreement in "A", if first quotation of the entity's securities occurred less than 12 months before the date of issue or agreement, the number of securities is the number of fully paid ordinary securities on issue on the date of first quotation.

EXCEPTIONS TO RULE 7.1

7.2 Rule 7.1 does not apply in any of the following cases.

Exception 1 An issue to holders of ordinary securities made under a pro rata issue and to holders of other equity securities to the extent that the terms of issue of the equity securities permit participation in the pro rata issue.

Exception 2 An issue under an underwriting agreement to an underwriter of a pro rata issue to holders of ordinary securities if the underwriter receives the securities within 15 business days after the close of the offer.

Exception 3 An issue to make up the shortfall on a pro rata issue to holders of ordinary securities. The entity must make the issue within 3 months after the close of the offer, and the directors of the entity (in the case of a trust, the responsible entity or management company) must have stated as part of the offer that they reserve the right to issue the shortfall at their discretion. The issue price must not be less than the price at which the securities were offered under the pro rata issue.

Exception 4 An issue on the conversion of convertible securities. The entity must have issued the convertible securities before it was listed or complied with the listing rules when it issued the convertible securities.

Exception 5 An issue under an off-market bid that is required to comply with the Corporations Act or under a merger by way of scheme of arrangement under
Part 5.1 of the Corporations Act.

Exception 6 An issue to fund the cash consideration in any of the following circumstances if the terms of the issue are disclosed in the takeover or scheme documents.

o An off-market bid that is required to comply with the Corporations Act, when the offer becomes unconditional.

o A market bid that is required to comply with the Corporations Act, when the market bid is announced under section 635 of the Corporations Act.

o A merger by way of scheme of arrangement under Part 5.1 of the Corporations Act, when the arrangement is approved by the court under section 411(4) of the Corporations Act.

Exception 7 An issue under a dividend or distribution plan, excluding an issue to the plan's underwriters. Exception 7 is only available in the following cases.

(a) In the case of a plan that was established before the entity was listed - a summary of the plan's terms was set out in the prospectus or information memorandum.

(b) In the case of a plan that was established after the entity was listed - the plan's terms were approved by holders of ordinary securities.

Exception 8  [REPEALED]

Exception 9 An issue under an employee incentive scheme if within 3 years before the date of issue one of the following occurred.

(a) In the case of a scheme established before the entity was listed - a summary of the terms of the scheme were set out in the prospectus, Product Disclosure Statement or information memorandum.

(b) Holders of ordinary securities have approved the issue of securities under the scheme as an exception to this rule. The notice of meeting must have included each of the following.

o    A summary of the terms of the scheme.

o The number of securities issued under the scheme since the date of the last approval.

o    A voting exclusion statement.

(c) The scheme was approved by holders or ordinary securities under rule 7.37 or 7.38.

Exception 10 An issue of preference shares which do not have any rights of conversion into another class of equity security. The preference shares must comply with chapter 6.

Exception 11 The reissue or sale of forfeited shares within 6 weeks after the day on which the call was due and payable.

Exception 12 An issue on the exercise of options to an underwriter of the exercise. Exception 12 is only available if each of the following applies.

(a)  The entity complied with the listing rules when it issued the options.

(b) The underwriter receives the underlying securities within 10 business days after expiry of the options.

(c)  The underwriting agreement was disclosed under rule 3.11.3.

Exception 13 An issue under an agreement to issue securities. The entity must have complied with the listing rules when it entered into the agreement to issue the securities.

Exception 14 An issue made with the approval of holders of ordinary securities under listing rule 10.11. The notice of meeting must state that if approval is given under listing rule 10.11, approval is not required under listing rule 7.1.

NOTICE REQUIREMENTS FOR APPROVAL UNDER RULE 7.1 AND 7.1.5(a)

7.3 For the holders of ordinary securities to approve an issue or agreement to issue, the notice of meeting must include each of the following.

         7.3.1 The maximum number of securities the entity is to issue (if known) or the formula for calculating the number of securities the entity is to issue.

         7.3.2 The date by which the entity will issue the securities. The date must be no later than 3 months after the date of the meeting. However, if court approval of a reorganization of capital (in the case of a trust, interests) is required before the issue, the date must be no later than 3 months after the date of court approval.

         7.3.3    The issue price of the securities, which must be either:

                  o        A fixed price; or

                  o A minimum price. The minimum price may be fixed or a stated percentage that is at least 80% of the average market price for securities in that class. The average is calculated over the last 5 days on which sales in the securities were recorded before the day on which the issue was made or, if there is a prospectus, Product Disclosure Statement or offer information statement relating to the issue, over the last 5 days on which sales in the securities were recorded before the date the prospectus, Product Disclosure Statement or offer information statement is signed.

         7.3.4 The names of the allottees (if known) or the basis upon which allottees will be identified or selected.

         7.3.5    The terms of the securities.

         7.3.6    The intended use of the funds raised.

         7.3.7 The dates of allotment or a statement that allotment will occur progressively.

         7.3.8 A voting exclusion statement. This does not apply if the issue is part of a public offer of equity securities and the notice of meeting states each of the following.

                  (a) The entity will offer securities to all holders of ordinary securities in priority to anyone else, and will issue them in a fair and equitable manner.

                  (b) Apart from an agreement for the allotment of securities, the entity will limit the number of securities it issues to a holder of ordinary securities to the higher of 5% of all the securities being offered and the number the holder would be entitled to under a pro rata issue of all those securities.

         7.3.9 In the case of an agreement for the allotment of securities which is part of a public offer, a voting exclusion statement in relation to a party to the agreement, and an adequate summary of the agreement.

SUBSEQUENT APPROVAL OF AN ISSUE OF SECURITIES

7.4 An issue of securities made without approval under rule 7.1 is treated as having been made with approval for the purpose of rule 7.1 if each of the following apply.

         7.4.1    The issue did not breach rule 7.1.

         7.4.2    Holders of ordinary securities subsequently approve it.

7.5 For the holders to approve the issue subsequently, the notice of meeting must include each of the following.

         7.5.1    The number of securities allotted.

         7.5.2    The price at which the securities were issued.

         7.5.3    The terms of the securities.

         7.5.4 The names of the allottees or the basis on which allottees were determined.

         7.5.5    The use (or intended use) of the funds raised.

         7.5.6    A voting exclusion statement.

                                  SCHEDULE "C"

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Corporation's Statement of Corporate Governance Practices is set out below. In addition to indicating how the Corporation's governance practices align with the TSX Corporate Governance Guidelines ("TSX Guidelines"), the statement describes those governance practices with reference to the Proposed TSX Listing Standards and the Proposed TSX Amendments.


                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------
1.                  Mandate of the Board


       The board of directors of every                  Yes                     The Board of Directors has assumed
       corporation should explicitly assume                                     responsibility for the stewardship of
       responsibility for stewardship of the                                    the Corporation and has adopted a
       corporation.                                                             formal mandate (as described above)
                                                                                setting out its stewardship
                                                                                responsibilities, as contemplated by
                                                                                the Proposed TSX Amendments.

       As part of the overall stewardship
       responsibility, the Board should
       assume responsibility for the
       following matters:

       (a)     adoption of a strategic                  Yes                     In April 2003, the Board adopted a
               planning process;                                                strategic planning process which
                                                                                involves, among other things, the
                                                                                following:

                                                                                (a) at least one meeting per year will
                                                                                be devoted substantially to review of
                                                                                strategic plans that are proposed by
                                                                                management;

                                                                                (b) meetings of the Board, at least
                                                                                quarterly, to discuss strategic
                                                                                planning issues, with and without
                                                                                members of management;

                                                                                (c) the Board reviews and assists
                                                                                management in forming short and long
                                                                                term objectives of the Corporation on
                                                                                an ongoing basis;

                                                                                (d) the Board also maintains



                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------
                                                                                oversight of management's strategic
                                                                                planning initiatives through annual
                                                                                and quarterly budget reviews and
                                                                                approvals. The strategic planning
                                                                                process adopted by the Board takes
                                                                                into account, among other things, the
                                                                                opportunities and risks of the
                                                                                business.

       (b)      the identification of the principal     Yes                     In order to ensure that the principal
                risks of the Corporation's business                             business risks borne by the
                and ensuring the implementation of                              Corporation are identified and
                appropriate systems to manage these                             appropriately managed, the Board
                risks;                                                          receives periodic reports from
                                                                                management of the Corporation's
                                                                                assessment and management of such
                                                                                risks. In conjunction with its review
                                                                                of operations which takes place at
                                                                                each Board meeting, the Board
                                                                                considers risk issues and approves
                                                                                corporate policies addressing the
                                                                                management of the risk of the
                                                                                Corporation's business.

       (c)      succession planning, including          Yes                     The Board takes ultimate
                appointing, training and monitoring                             responsibility for the appointment and
                senior management;                                              monitoring of the Corporation's senior
                                                                                management. The Board approves the
                                                                                appointment of senior management and
                                                                                reviews their performance on an
                                                                                ongoing basis.

       (d)      a communication policy for the          Yes                     The Corporation has a disclosure
                corporation;                                                   policy addressing, among other things,
                                                                                how the Corporation interacts with
                                                                                analysts and the public, and contains
                                                                                measures for the Corporation to avoid
                                                                                selective disclosure. Effective April
                                                                                9, 2003, the Board has established a
                                                                                Disclosure Committee responsible for
                                                                                overseeing the Corporation's
                                                                                disclosure practices. This committee
                                                                                consists of the Chief


                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------

                                                                                Executive Officer, the Chief Financial
                                                                                Officer, the Corporate Secretary and
                                                                                senior Corporate Communications and
                                                                                Investor Relations Department
                                                                                personnel, and receives advice from
                                                                                the Corporation's outside legal
                                                                                counsel. The Disclosure Committee will
                                                                                establish benchmarks for a preliminary
                                                                                assessment of materiality and
                                                                                determines when developments justify
                                                                                public disclosure. The committee will
                                                                                review the disclosure policy annually
                                                                                and as otherwise needed to ensure
                                                                                compliance with regulatory
                                                                                requirements. The Board reviews and
                                                                                approves the Corporation's material
                                                                                disclosure documents, including its
                                                                                annual report, annual information form
                                                                                and management proxy circular. The
                                                                                Corporation's annual and quarterly
                                                                                financial statements, Management's
                                                                                Discussion and Analysis and other
                                                                                financial disclosure is reviewed by
                                                                                the Audit Committee and recommended to
                                                                                the Board prior to its release.

       (e)      the integrity of the corporation's      Yes                     The Audit Committee has the
                internal control and management                                 responsibility to monitor and assess
                information systems.                                            the integrity of the Corporation's
                                                                                internal controls and management
                                                                                information systems, review them with
                                                                                management and the Corporation's
                                                                                external auditors, and report to the
                                                                                Board with respect thereto.

2/3.    Composition of the Board

       The board of directors of every of               Yes                     At the date of this Circular, four of
       corporation should be constituted                                        the seven members of the Board



                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------

       with a majority of individuals who                                       of Directors are "unrelated", both as
       qualify as unrelated directors.                                          that term is defined in the existing
                                                                                TSX Guidelines and as it is defined in
                                                                                the Proposed TSX Amendments, as more
                                                                                particularly described below. At least
                                                                                two directors are unrelated, as
                                                                                contemplated by the Proposed TSX
                                                                                Listing Standards.

                                                                                The definitions are as follows:
                                                                                (TSX Guidelines)
                                                                                - a director who is independent
                                                                                of management and is free from
                                                                                any interest and any business or
                                                                                other relationship which could, or
                                                                                reasonably be perceived to, materially
                                                                                interfere with the directors ability
                                                                                to act with a view to the best
                                                                                interest of the company, other than
                                                                                interests and relationships arising
                                                                                from shareholding.

                                                                                (Proposed TSX Amendments)
                                                                                - an outside director who is not a
                                                                                member of management and is free from
                                                                                any interest and any business, family
                                                                                or other relationship which could
                                                                                reasonably be perceived to materially
                                                                                interfere with the director's ability
                                                                                to act with a view to the best
                                                                                interests of the issuer, other than
                                                                                interests and relationships arising
                                                                                solely from holdings in the issuer;
                                                                                and who

                                                                                (a) is not currently, or has not been
                                                                                within the last three years, an
                                                                                officer, employee of or material
                                                                                service provider to the issuer or any
                                                                                of its subsidiaries or affiliates; and

                                                                                (b) is not an officer, employee or
                                                                                controlling shareholder of an entity
                                                                                that has a material business
                                                                                relationship with the issuer.


                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------

                                                                                A "related director" is a director who
                                                                                is not an unrelated director or is a
                                                                                member of management.

       If the corporation has a significant             Yes                     The TSX Guidelines define "significant
       shareholder, in addition to a majority of                                shareholder" to mean a shareholder
       unrelated directors, the board should                                    with the ability to exercise a
       include a number of directors who do not                                 majority of the votes for the election
       have interests in or relationships with                                  of the board of directors. The
       either the corporation or the significant                                Corporation does not have a
       shareholder and which fairly reflects the                                "significant shareholder" as so
       investment in the corporation by                                         defined. However, the Chairman and the
       shareholders other than the significant                                  Chief Executive Officer of the
       shareholder.                                                             Corporation holds approximately 44.44%
                                                                                of the Corporation's voting securities
                                                                                as at the date of this Circular. The
                                                                                Corporation has four of seven
                                                                                directors who are "unrelated" (as
                                                                                defined under the existing TSX
                                                                                Guidelines under the Proposed TSX
                                                                                Amendments) to both the Corporation
                                                                                and its Chairman and Chief Executive
                                                                                Officer.

       Disclose for each director whether he or she                             Messrs. Friedland, Flood and Toll, as
       is related, and how that conclusion was                                  senior officers of the Corporation
       reached.                                                                 and/or one or more of its subsidiaries
                                                                                and members of management, are
                                                                                considered to be related directors.

                                                                                Messrs. Weatherall, Faber, Hanson and
                                                                                Thygesen are considered to be
                                                                                unrelated directors, both as defined
                                                                                in the TSX Guidelines and in the
                                                                                proposed TSX Amendments, as set forth
                                                                                above. The Board has determined that
                                                                                they are not members of and
                                                                                independent of management, and are
                                                                                free from any interest and any
                                                                                business, family or other relationship
                                                                                which could, or could reasonably be
                                                                                perceived to, materially interfere
                                                                                with their ability to act with a view
                                                                                to the best interests of the
                                                                                Corporation, other than interests


                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------

                                                                                and relationships arising solely from
                                                                                shareholdings in the Corporation, and
                                                                                who are not currently and have not
                                                                                been within the last three years,
                                                                                officers, employees or material
                                                                                service providers to the Corporation
                                                                                or any of its subsidiaries or
                                                                                affiliates, or officers, employees or
                                                                                controlling shareholders of an entity
                                                                                that has a material business
                                                                                relationship with the Corporation.






4.       Nominating/Corporate Governance Committee

       The board of directors of every corporation      Yes                     The Board has appointed a Nominating
       should appoint a committee of directors                                  and Corporate Governance Committee,
       composed exclusively of outside (i.e.                                    effective April 9 2003, consisting of
       non-management) directors, with the                                      Messrs. Hanson, Weatherall and
       responsibility of proposing to the full                                  Thygesen, all of whom are outside
       board new nominees to the board and for                                  unrelated directors. The full Board
       assessing directors on an ongoing basis.                                 will determine, in light of the
                                                                                opportunities and risks facing the
                                                                                Corporation, what competencies, skills
                                                                                and personal qualities it should seek
                                                                                in new Board members in order to add
                                                                                value to the Corporation. Based on
                                                                                this framework, the Nominating and
                                                                                Corporate Governance Committee has
                                                                                responsibility for approaching and
                                                                                proposing to the full Board new
                                                                                nominees to the Board, and for
                                                                                assessing directors on an ongoing
                                                                                basis.


5.       Board Assessment

       Every board of directors should implement a      Yes                     The Nominating and Corporate
       process to be carried out by the nominating                              Governance Committee is charged with
       committee or other appropriate committee for                             the responsibility for developing and
       assessing the effectiveness of the board, as                             recommending to the Board, and
       a whole, the committees of the board and the                             overseeing the execution of, a process
       contribution of individual directors.                                    for assessing the effectiveness of the
                                                                                Board as a whole, the committees of
                                                                                the Board and the


                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------
                                                                                contribution of individual
                                                                                directors, on an annual
                                                                                basis. The Nominating and Corporate
                                                                                Governance Committee is currently
                                                                                developing an assessment process
                                                                                appropriate for the Board and each of
                                                                                its committees.


6.       Orientation and Education

       Every corporation, as an integral element of     Yes                     The Corporation takes steps to ensure
       the process of appointing new directors,                                 that prospective directors fully
       should provide an orientation and education                              understand the role of the Board and
       program for new recruits to the board.                                   its committees and the contribution
                                                                                individual directors are expected to
                                                                                make, including in particular the
                                                                                commitment of time and energy that the
                                                                                Corporation expects of its directors.
                                                                                New directors are provided with a
                                                                                comprehensive information package,
                                                                                including pertinent corporate
                                                                                documents and a director's manual
                                                                                containing information on the duties,
                                                                                responsibilities and liabilities of
                                                                                directors. New directors are also
                                                                                briefed by management as to the status
                                                                                of the Corporation's business.
                                                                                Directors are provided with the
                                                                                opportunity to make site visits to the
                                                                                Corporation's properties.

                                                                                Management and outside advisors provide
                                                                                information and education sessions to
                                                                                the Board and its committees on s
                                                                                continuing basis as necessary to keep
                                                                                the directors up-to-date with the
                                                                                Corporation, its business and the
                                                                                environment in which it operates as
                                                                                well as with developments in the
                                                                                responsibilities of directors, as
                                                                                contemplated by the Proposed TSX
                                                                                Amendments.



                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------


7.       Size and Composition of the Board

       Every board of directors should examine its      Yes                     The directors of the Corporation have
       size and undertake, where appropriate, a                                 reviewed the size of the Board and
       program to establish a board size which                                  believe that the current Board
       facilitates effective decision-making.                                   composition results in a balanced
                                                                                representation on the Board of
                                                                                Directors among management, unrelated
                                                                                directors and the Corporation's major
                                                                                shareholder. While the Board functions
                                                                                effectively, given the Corporation's
                                                                                stage of development and the size and
                                                                                complexity of its business, the Board,
                                                                                through its Nominating and Corporate
                                                                                Governance Committee, will continue to
                                                                                seek additional qualified candidates
                                                                                to augment its experience and
                                                                                expertise and to enhance the
                                                                                Corporation's ability to effectively
                                                                                develop its business interests. The
                                                                                Nominating and Corporate Governance
                                                                                Committee will continue to examine the
                                                                                size and composition of the Board and
                                                                                recommend adjustments from time to
                                                                                time to ensure that the Board continue
                                                                                to be of a size that facilitates
                                                                                effective decision-making.




8.       Compensation

       The board of directors should review the         Yes                     The Corporation's directors receive no
       adequacy and form of compensation of                                     cash compensation for acting as
       directors and ensure the compensation                                    directors. Directors of the
       realistically reflects the responsibilities                              Corporation are compensated primarily
       and risk involved in being an effective                                  through the grant of stock options.
       director.
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                                       37
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

                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------


                                                                                The Board acts through its
                                                                                Compensation and Benefits Committee to
                                                                                review the adequacy and form of
                                                                                compensation of the directors and
                                                                                ensure that such compensation
                                                                                realistically reflects the
                                                                                responsibilities and risk involved in
                                                                                being an effective director. The
                                                                                members of the Compensation Committee
                                                                                are Messrs. Flood, Thygesen and
                                                                                Hanson. Messrs. Thygesen and Hanson
                                                                                are unrelated directors and Mr. Flood
                                                                                is an inside director. At the date of
                                                                                this Circular, the Compensation and
                                                                                Benefits Committee does not consist
                                                                                solely of unrelated directors and
                                                                                accordingly, does not align with the
                                                                                Proposed TSX Amendments. However, the
                                                                                Board has determined to appoint a new
                                                                                unrelated director in the place of Mr.
                                                                                Flood on this committee, such change
                                                                                to be made once an additional outside
                                                                                independent director is elected or
                                                                                appointed to the Board. Once this
                                                                                occurs, the composition of the
                                                                                Compensation and Benefits Committee
                                                                                will align with the Proposed TSX
                                                                                Amendments.



9.       Composition of Committees

       Committees of the board of directors             Yes                     The Board of Directors has established
       should generally be composed of outside                                  three standing committees of directors
       (i.e. non-management) directors, the                                     (the Audit Committee, the Compensation
       majority of whom are unrelated                                           and Benefits Committee and the
       directors, although some board                                           Nominating and Corporate Governance
       committees may include one or more                                       Committee), each of which is comprised
       inside directors.                                                        entirely of outside unrelated
                                                                                directors, with the exception of the
                                                                                Compensation and Benefits Committee,
                                                                                which currently has one inside
                                                                                director as described under Item 8
                                                                                above.

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                                       38
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

                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------
10.      Governance Committee

       Every board of directors should assume           Yes                     The Nominating and Corporate
       responsibility for, or assign to a                                       Governance Committee is responsible
       committee of directors, the general                                      for making recommendations to the
       responsibility for, developing the                                       Board relating to the Corporation's
       corporation's approach to governance                                     approach to corporate governance and
       issues.  This committee would, among                                     the Corporation's response to the TSX
       other things, be responsible for the                                     Guidelines.
       corporation's response to the TSX
       Guidelines.

11.      Position Descriptions                          Yes                     The Board of Directors has adopted a
                                                                                formal mandate for the Board, as
       The board of directors, together with                                    stated in Item 1, and is developing a
       the CEO, should develop position                                         formal position description for the
       descriptions for the Board and for the                                   CEO. The Board of Directors requires
       CEO, including the definition of limits                                  management to obtain the Board of
       to management's responsibilities.                                        Directors' approval for all
                                                                                significant decisions, including major
                                                                                financings, acquisitions,
                                                                                dispositions, budgets and capital
                                                                                expenditures. The Board of Directors
                                                                                expects management to keep it aware of
                                                                                the Corporation's performance and
                                                                                events affecting the Corporation's
                                                                                business, including opportunities in
                                                                                the marketplace and adverse or
                                                                                positive developments. The Board of
                                                                                Directors retains responsibility for
                                                                                any matter that has not been delegated
                                                                                to senior management or to a committee
                                                                                of directors.

       In addition, the board should approve            Yes                     The Board of Directors is developing
       or develop the corporate objectives,                                     specific financial and business
       which the CEO is responsible for                                         objectives for the Corporation, which
       meeting.                                                                 will be used as a basis for measuring
                                                                                the performance of the CEO.



12.      Procedures to Ensure Independence

       Every board of directors should                  Yes                     Mr. Friedland, the Corporation's
       implement structures and procedures                                      President and Chief Executive Officer,
       which ensure that the                                                    currently serves as

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                                       39
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

                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------

                                                                                Chairman of the Board of
       board can function independently of                                      Directors. The Board of
       management. An appropriate structure would                               Directors is of the view that
       be to (i) appoint a chair of the board who                               appropriate structures and procedures
       is not a member of management with                                       are in place to allow the Board to
       responsibility to ensure  the board                                      function independently of management
       discharges its responsibilities or (ii)                                  while continuing to provide the
       assign this responsibility to an                                         Corporation with the benefit of having
       outside director, sometimes referred to                                  a Chairman of the Board with extensive
       as the "lead director".  The chair or                                    experience and knowledge of the
       lead director should ensure that the                                     Corporation's business.
       board carries out its responsibilities
       effectively which will involve the                                       The Board has created the position of
       board meeting on a regular basis                                         lead director effective April 9, 2003
       without management present and may                                       with specific responsibility for
       involve assigning the responsibility                                     maintaining the independence of the
       for administering the board's                                            Board and ensuring that the Board
       relationship to management to a                                          carries out its responsibilities as
       committee of the board.                                                  contemplated by the Proposed TSX
                                                                                Amendments.  Mr. Thygesen, who also
                                                                                serves as chair of the Nominating and
                                                                                Corporate Governance Committee, has
                                                                                been appointed as lead director.

                                                                                The Nominating and Corporate
                                                                                Governance Committee also provides a
                                                                                forum without management being present
                                                                                to receive any expression of concern
                                                                                from a director, including a concern
                                                                                regarding the independence of the
                                                                                Board from management.

                                                                                The Board sets aside a portion of each
                                                                                regularly scheduled meeting to discuss
                                                                                any issues without management
                                                                                directors being present. In addition,
                                                                                all committees meet without management
                                                                                or related directors being present at
                                                                                the request of any directors.
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                                       40
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

                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------
13.      Composition of the Audit Committee

       The audit committee of every board of            Yes                     The Audit Committee is composed only
       directors should be composed only of                                     of outside directors (as required by
       outside directors.                                                       the TSX Guidelines), all of whom are
                                                                                also unrelated directors, as
                                                                                contemplated by the Proposed TSX
                                                                                Listing Standards and the Proposed TSX
                                                                                Amendments.

                                                                                The Board has determined that all
                                                                                members of the Audit Committee are
                                                                                financially literate, as contemplated
                                                                                by the Proposed TSX Amendments, since
                                                                                each member has the ability to read
                                                                                and understand a balance sheet, an
                                                                                income statement, a cash flow
                                                                                statement and the notes attached
                                                                                thereto.

                                                                                The Board has determined that
                                                                                at least one member of the Audit
                                                                                Committee has accounting or related
                                                                                financial expertise, as contemplated
                                                                                by the Proposed TSX Amendments, being
                                                                                the ability to analyse and interpret a
                                                                                full set of financial statements,
                                                                                including the notes thereto, in
                                                                                accordance with Canadian generally
                                                                                accepted accounting principles.

       The roles and responsibilities of the audit      Yes                     The mandate of the Audit Committee
       committee should be specifically defined                                 includes the overseeing of the
       so as to provide appropriate guidance to                                 Corporation's financial reporting
       audit members as to their duties.                                        obligations, systems and disclosure,
                                                                                including monitoring the integrity of
                                                                                the Corporation's financial
                                                                                statements, monitoring the
                                                                                independence and performance of the
                                                                                Corporation's external auditors and
                                                                                acting as a liaison between the Board
                                                                                and the Corporation's auditors. The
                                                                                activities of the Audit Committee
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                                       41
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

                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------

                                                                                include reviewing the Corporation's
                                                                                interim financial statements and
                                                                                annual financial statements and
                                                                                Management's Discussion and Analysis,
                                                                                ensuring that internal controls over
                                                                                accounting and financial systems are
                                                                                maintained and that accurate financial
                                                                                information is disseminated to
                                                                                shareholders, reviewing the results of
                                                                                audits and any change in accounting
                                                                                procedures or policies, and evaluating
                                                                                the performance of the Corporation's
                                                                                auditors.

                                                                                An Audit Committee charter is in the
                                                                                process of preparation for the
                                                                                approval of the Board which will
                                                                                codify the existing mandate of the
                                                                                Audit Committee to, and specifically
                                                                                define its relationship with, and
                                                                                expectations of, the external
                                                                                auditors, including the establishment
                                                                                of the independence of the external
                                                                                auditor and the approval of any
                                                                                non-audit mandates of the external
                                                                                auditor; the engagement, evaluation,
                                                                                remuneration and termination of the
                                                                                external auditor; its relationship
                                                                                with, and expectations of, the
                                                                                internal auditor function and its
                                                                                oversight of internal control; and the
                                                                                disclosure of financial and related
                                                                                information. The Board will review and
                                                                                reassess the adequacy of the Audit
                                                                                Committee charter on an annual basis,
                                                                                all as contemplated by the Proposed
                                                                                TSX Listing Standards and the Proposed
                                                                                TSX Amendments.


       The audit committee should have direct           Yes                     The Audit Committee has regular access
       communication channels with the                                          to the Chief Financial Officer of the
       internal and the external auditors to                                    Corporation. The external auditors
       discuss and review specific issues as                                    regularly attend all meetings of the
       appropriate.                                                             Audit Committee. At each meeting of

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                                       42
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

                                                         DOES THE
                                                        CORPORATION
         TSX CORPORATE GOVERNANCE GUIDELINE                ALIGN?                            COMMENTS
         -----------------------------------            ------------            ---------------------------------------



                                                                                the Audit Committee, a portion of the
                                                                                meeting is set aside to discuss
                                                                                matters with the external auditors
                                                                                without management being present. In
                                                                                addition, the Audit Committee has the
                                                                                authority to call a meeting with the
                                                                                external auditors without management
                                                                                being present, at the Committee's
                                                                                discretion.


       Audit Committee duties should include            Yes                     The Audit Committee oversees
       oversight responsibility for management                                  management reporting on the
       reporting on internal control. While it                                  Corporation's internal controls and
       is management's responsibility to                                        annually reviews management's system
       design and implement an effective                                        of internal control to ensure that it
       system of internal control, it is the                                    is effective.
       responsibility of the Audit Committee
       to ensure that management has done so.

15.      External Advisors

       The board of directors should implement          Yes                     Each committee is empowered to engage
       a system which enables individual                                        external advisors as it sees fit. Any
       directors to engage an outside advisor,                                  individual director is entitled to
       at the expense of the company in                                         engage an outside advisor at the
       appropriate circumstances. The                                           expense of the Corporation provided
       engagement of the outside advisor                                        that such director has obtained the
       should be subject to the approval of an                                  approval of the Nominating and
       appropriate committee of the board.                                      Corporate Governance Committee to do
                                                                                so.
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                                       43

                  NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS


                                       AND


                            MANAGEMENT PROXY CIRCULAR


                                       OF


                               IVANHOE MINES LTD.



                              DATED: APRIL 15, 2003